Exhibit 99.1
NEWS BULLETIN RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900
CLAIRE’S STORES, INC. REPORTS FISCAL 2009
SECOND QUARTER RESULTS
PEMBROKE PINES, Florida, September 9, 2009. Claire’s Stores, Inc., a leading specialty retailer offering value-priced fashion accessories and jewelry for kids, tweens, teens, and young women ages 3 to 27, today reported its financial results for the 2009 second quarter, which ended August 1, 2009.
Second Quarter Results
The Company reported net sales of $314.2 million for the 2009 second quarter, a 12.7% decrease from the 2008 second quarter. The decrease was primarily attributable to the effect of foreign currency exchange rate changes, a decline in same store sales and the effect of store closures, partially offset by new store sales. Sales would have declined 7.4% excluding the impact from changes in foreign currency exchange rates.
Consolidated same store sales declined 6.9% in the fiscal 2009 second quarter caused primarily by a decline in average transactions per store of 6.7%. The decline in the number of transactions reflects weaker traffic. In North America, same store sales decreased 9.9%, with sales at our Icing brand outperforming Claire’s. European same store sales declined 1.6%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates.
Chief Executive Officer Gene Kahn commented, “While we continue to feel the effect of a challenging retail environment as well as the impact of negative consumer confidence, our second quarter sales performance had monthly sequential same store sales improvement. During the second quarter, a decline in traffic coupled with a highly promotional teen apparel specialty business caused a more competitive environment for every customer dollar. Since we are very confident in our value proposition, we did not overreact to the promotional activity, allowing us to improve our merchandise margin.
While it is difficult to compare our third quarter performance at this point, because of various changes in the calendar, our quarter to date same store sales are in the negative low single digits. Looking forward, we see no reason to believe the retail environment will see significant near-term improvement and, therefore, will continue to focus on controlling expenses and maximizing available sales while generating positive free cash flow.”
Gross profit percentage decreased 20 basis points during the fiscal 2009 second quarter to 49.7% compared to the fiscal 2008 second quarter of 49.9%. The decrease consisted of an 80 basis point improvement in merchandise margin and a 30 basis point decrease in buying cost, offset by a 130 basis point increase in occupancy cost. The improvement in merchandise margin was due to increased initial mark-up on purchases, reduced markdowns and decreased freight costs. Occupancy costs decreased approximately $6.1 million, $0.6 million net of foreign exchange effect, but increased as a percentage of sales due to the deleveraging effect of lower sales. Excluding $1.6 million of non-recurring expenses relating to our Pan European Transformation project that were included in buying costs in the fiscal 2008 second quarter, the decrease in gross profit percentage was approximately 70 basis points.
Selling, general and administrative expenses decreased $21.6 million, or 16.3%, compared to the fiscal 2008 second quarter. However, excluding a $6.6 million foreign currency translation effect and a decrease of $3.3 million of non-recurring costs related to our Cost Savings Initiative and Pan European Transformation projects, the net decrease in selling, general and administrative expenses would have been $11.7 million or 9.1%.

Adjusted EBITDA in the fiscal 2009 second quarter was $50.5 million compared to $58.1 million in the fiscal 2008 second quarter. The Company defines Adjusted EBITDA as earnings before interest, income taxes, gain from early debt extinguishment, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.
At August 1, 2009, cash and cash equivalents were $182.4 million and $194.0 million continued to be drawn on the Company’s Revolving Credit Facility. As previously disclosed, the Company drew the full available amount under the facility during the 2008 third quarter in order to preserve the availability of the commitment because a member of the facility syndicate, Lehman Brothers, filed for bankruptcy. The agent bank has not yet found a replacement for Lehman Brothers in the facility syndicate, or arranged for the assumption of Lehman Brothers’ commitment by a creditworthy entity. The Company will continue to assess whether to pay down all or a portion of this outstanding balance based on various factors, including the creditworthiness of other syndicate members and general economic conditions.
We used cash in operating activities of $11.1 million in the fiscal 2009 second quarter. This was net of $47.7 million of interest payments. Capital expenditures during the 2009 second quarter were $5.9 million, of which $4.3 million related to new store openings and remodeling projects, compared with $16.0 million of capital expenditures during the second quarter 2008. During the fiscal 2009 second quarter, we also paid $10.0 million to retire $27.8 million of our Senior Subordinated Notes, which generated a gain on early debt extinguishment of $17.1 million.

Store Count as of:	August 1, 2009	January 31, 2009	August 2, 2008
North America	2,001	2,026	2,142
Europe	947	943	911

Subtotal Company-Owned	2,948	2,969	3,053

Joint Venture	212	214	205
Franchise	194	196	175

Subtotal Non-Owned	406	410	380

Total	3,354	3,379	3,433

Conference Call Information
The Company will host its second quarter conference call on September 10th, at 10:00 a.m. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through September 17, 2009. The replay number is 402-530-7636 and the password is 25247. The conference call is also being webcast and archived on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced fashion accessories and jewelry for girls and young women through its two store concepts: Claire’s® and Icing®. While the latter operates only in North America, Claire’s operates worldwide. As of August 1, 2009, Claire’s Stores, Inc. operated 2,948 stores in North America and Europe. Claire’s Stores, Inc. also operates through its subsidiary, Claire’s Nippon, Co., Ltd., 212 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 194 stores in the Middle East, Turkey, Russia, South Africa, Poland and Guatemala.

Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness, general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, and employment laws relating to overtime pay, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income, and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009 filed with the SEC on April 28, 2009. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s corporate website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Senior Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)
SECOND FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	August 1, 2009	August 2, 2008
Net sales	$314,196	$359,973
Cost of sales, occupancy and buying expenses	158,088	180,267

Gross profit	156,108	179,706

Other expenses (income):
Selling, general and administrative, excluding severance costs	110,813	132,421
Depreciation and amortization	18,703	22,561
Severance and transaction-related costs	25	296
Other (income) expense, net	(722)	(549)

	128,819	154,729

Operating income	27,289	24,977
Gain on early debt extinguishment	17,104	—
Interest expense (income), net	45,329	48,739

Loss before income taxes	(936)	(23,762)
Income tax expense (benefit)	2,797	(6,831)

Net loss	$(3,733)	$(16,931)

YEAR TO DATE

	Six Months	Six Months
	Ended	Ended
	August 1, 2009	August 2, 2008
Net sales	$607,294	$686,976
Cost of sales, occupancy and buying expenses	309,267	352,249

Gross profit	298,027	334,727

Other expenses (income):
Selling, general and administrative, excluding severance costs	219,282	263,756
Depreciation and amortization	36,858	44,662
Severance and transaction-related costs	374	6,264
Other (income) expense, net	(308)	(1,109)

	256,206	313,573

Operating income	41,821	21,154
Gain on early debt extinguishment	17,104	—
Interest expense (income), net	90,563	97,396

Loss before income taxes	(31,638)	(76,242)
Income tax expense (benefit)	1,118	(23,741)

Net loss	$(32,756)	$(52,501)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	August 1, 2009	January 31, 2009
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$182,350	$204,574
Inventories	108,193	103,691
Prepaid expenses	44,256	31,837
Other current assets	26,761	27,079

Total current assets	361,560	367,181

Property and equipment:
Land and building	22,288	22,288
Furniture, fixtures and equipment	157,624	143,702
Leasehold improvements	226,644	214,007

	406,556	379,997
Less accumulated depreciation and amortization	(153,914)	(113,926)

	252,642	266,071

Intangible assets, net of accumulated amortization of $26,566 and $19,731, respectively	588,325	587,125
Deferred financing costs, net of accumulated amortization of $23,600 and $17,646, respectively	53,990	59,944
Other assets	56,585	56,428
Goodwill	1,544,346	1,544,346

	2,243,246	2,247,843

Total assets	$2,857,448	$2,881,095

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$55,071	$53,237
Current portion of long-term debt	14,500	14,500
Income taxes payable	5,338	6,477
Accrued interest payable	13,050	13,316
Accrued expenses and other current liabilities	102,772	107,974

Total current liabilities	190,731	195,504

Long-term debt	2,357,760	2,373,272
Revolving Credit Facility	194,000	194,000
Deferred tax liability	114,023	112,829
Deferred rent expense	21,116	18,462
Unfavorable lease obligations and other long-term liabilities	39,926	42,871

	2,726,825	2,741,434

Commitments and contingencies	—	—

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	612,319	609,427
Accumulated other comprehensive income (loss), net of tax	3,280	(22,319)
Retained deficit	(675,707)	(642,951)

	(60,108)	(55,843)

Total liabilities and stockholder’s deficit	$2,857,448	$2,881,095

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment of assets and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
ADJUSTED EBITDA
(UNAUDITED)
(IN THOUSANDS)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	August 1, 2009	August 2, 2008	August 1, 2009	August 2, 2008
Net loss	$(3,733)	$(16,931)	$(32,756)	$(52,501)
Income tax expense (benefit)	2,797	(6,831)	1,118	(23,741)
Gain on early debt extinguishment	(17,104)	—	(17,104)	—
Interest expense	45,368	49,096	90,675	98,283
Interest income	(39)	(357)	(112)	(887)
Depreciation and amortization	18,703	22,561	36,858	44,662

Reported EBITDA	45,992	47,538	78,679	65,816
Book to cash rent adjustment (a)	594	1,556	1,075	3,623

EBITDA after rent related adjustment	46,586	49,094	79,754	69,439
Amortization of intangible assets (b)	514	574	1,008	1,102
Loss (income) in equity of joint venture (c)	323	(32)	1,188	101
Loss (gain) on retirement of property and equipment, net (d)	3	(81)	8	(54)
Gain on sale of intangible assets (e)	(598)	—	(598)	—
Stock compensation expense (f)	2,371	1,148	2,892	3,915
Legal settlement & related costs (g)	—	161	—	373
Relocation costs (h)	289	744	576	744
Consulting expenses (i)	—	297	—	1,132
Fixture leases (j)	—	96	—	255
Management fee (k)	750	750	1,500	1,500
Severance and transaction related costs (l)	25	296	374	6,264
Pan European Transformation costs (m)	52	3,428	30	5,983
Cost Savings Initiative costs (n)	181	1,671	14	1,671

Adjusted EBITDA	$50,496	$58,146	$86,746	$92,425

The following footnotes relate to the table on page 7:

(a)	Represents net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.

(b)	Represents non-cash amortization of lease rights.

(c)	Represents non-cash equity loss (income) from our 50:50 joint venture with AEON Co. Ltd.

(d)	Represents non-cash gains and losses on store related property and equipment primarily associated with remodels, relocations and closures.

(e)	Represents the gain on sale of lease rights upon exiting certain European locations.

(f)	Represents non-cash stock compensation expense.

(g)	Represents a legal settlement and fees in connection with wage and hour class action litigation in California.

(h)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.

(i)	Represents non-recurring consulting expenses.

(j)	Represents non-cash amortization expenses associated with synthetic leases of store fixtures. The Company has not entered into any new synthetic leases after 2001.

(k)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

(l)	Consists of severance, legal, financial advisory, compensation, and other acquisition related expenses.

(m)	Represents costs of our strategic Pan-European Transformation project. These costs consist primarily of severance, consulting fees, compensation and legal expense which are included in buying and SG&A expenses.

(n)	Represents the costs relating to our Cost Savings Initiative project. These costs consist primarily of consulting fees.